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                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported)
                               September 17, 1997

                             EMERALD FINANCIAL CORP.
                             -----------------------
             (Exact name of Registrant as specified in its Charter)

        Ohio                       000-22201                  34-1842953
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        (State or other            (Commission File No.)      (IRS Employer
        jurisdiction of                                       Identification
        incorporation)                                        Number)

        14092 Pearl Road, Strongsville, Ohio                      44136
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        (Address of principal executive offices)                (Zip code)

        Registrant's telephone number, including area code: (440) 238-7311

        N/A                                                         .
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        (Former name or former address, if changed since last report)


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Item 4.     Changes in Registrant's Certifying Accountant

      a) Deloitte & Touche LLP was previously the principal accountants for Emerald Financial Corp. (the Company). On September 17, 1997, that firm's appointment as principal accountants was terminated by the Company. The decision to change accountants was approved by the audit committee of the board of directors.

            In connection with the audits of the two fiscal years ended December 31, 1996 and the subsequent interim period through September 17, 1997, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to reference to the subject matters of the disagreements in connection with their opinion.

            The audit reports of Deloitte & Touche LLP on the consolidated financial statements of the company and subsidiaries as of and for the years ended December 31, 1996 and 1995, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

            The Company requested that Deloitte & Touche LLP furnish the Company with a letter , as promptly as possible, addressed to the Securities and Exchange Commission, stating whether it agrees with the statements made in this Item 4, and if not, stating the respects in which they do not agree. This letter is not yet available, but will be filed as an exhibit to an amendment of this Report.

      b) On September 17, 1997, the Company engaged KPMG Peat Marwick LLP as the Company's principal accountants.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            EMERALD FINANCIAL CORP.

Date:    September 22, 1997                 By:  /s/ John F. Ziegler
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                                            John F. Ziegler
                                            Executive Vice President and Chief
                                            Financial Officer